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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K, filed March 27, 2001, of our report dated February 5, 2001. It should be noted that we have not audited any financial statements of the Company subsequent to December 30, 2000, or performed any audit procedures subsequent to the date of our report.

                                                            Arthur Andersen, LLP


Chicago, Illinois
March 27, 2001